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T. Rowe Price Renaissance Fund, Ltd.
                    A Sales-Commission-Free Real Estate Investment Consolidated Real Estate and Accumulated Depreciation

December 31, 1996

                             Dollars in Thousands (000's)


Description                       Type           Encumbrances

Properties Held for Real
  Estate Investment

Valley Business Center          Industrial           $2,100
  Denver, Colorado

Post Oak Place (1)                Office                  0
  Houston, Texas

Gatehall I                        Office              1,362
  Parsippany, New Jersey

Buschwood III                     Office                644
  Tampa, Florida
                                                    _________

Totals                                               $4,106

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                            Initial Cost
                                                            Costs
                                                            Capitalized
                                        Buildings and     Subsequent to
  Description            Land   Improvements Acquisition (1,4)

Properties Held for Real
  Estate Investment

Valley Business Center   $ 1,600    $ 5,022          $    662
  Denver, Colorado

Post Oak Place (1)         1,600        893               (511)
  Houston, Texas

Gatehall I                     894          4,879               1,040
Parsippany, New Jersey

Buschwood III              1,942     3,594                   68
  Tampa, Florida
                         _______    _______          __________

Totals                   $6,036     $14,388          $    1,259


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                              Gross Amounts at which Carried at
                                        Close of Period

                                             Buildings and
  Description                   Land    Improvements     Total (2)

Properties Held for
  Real Estate Investment

Valley Business Center          $ 1,600   $ 5,684       $ 7,284
  Denver, Colorado

Post Oak Place (1)                1,001       981         1,982
  Houston, Texas

Gatehall I                          894     5,919         6,813
  Parsippany, New Jersey

Buschwood III                     1,942   3,662             5,604
  Tampa, Florida
                                _______   _______         _______

Totals                          $5,437    $16,246       $21,683

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                          Accumulated          Date of       Date
  Description            Depreciation (3,4)  Construction   Acquired

Properties Held for Real
  Estate Investment

Valley Business Center        $1,065           1982       06/90
  Denver, Colorado

Post Oak Place (1)                 0           1971       02/92
  Houston, Texas

Gatehall I                       621           1983       08/94
  Parsippany, New Jersey

Buschwood III                    180           1989       06/95
  Tampa, Florida
                              ______

Totals                        $1,866

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                                             Life on which
                                             Depreciation
                                              in Latest
                                             Statement of
                                             Operations is
  Description                                 Computed

Properties Held for Real Estate Investment

Valley Business Center                            5 - 40 years
  Denver, Colorado

Post Oak Place                                    5 - 40 years
  Houston, Texas

Gatehall I                                        5 - 40 years
  Parsippany, New Jersey

Buschwood III                                     5 - 40 years
  Tampa, Florida

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Notes:
(1) The Fund recorded a provision for value impairment in connection with Post Oak of $907 in 1996.

(2)  Reconciliation of real estate owned for Real Estate Property
Investments:

                                              1996     1995     1994

Balance at beginning of period      $28,029  $22,083  $15,883
Additions during period                        946      6,070   6,222
Property dispositions during
   period                               (6,167)      --       --
Decline of Property Values(1)       (907)      --       --
Reductions during period (4)       (218)    (124)     (22)
                                         ________  ________ ________

Balance at end of period                $21,683   $28,029  $22,083

(3)  Reconciliation of accumulated depreciation for Real Estate
Property Investments:
                                          1996         1995      1994

Balance at beginning of period $ 2,076   $ 1,392   $   926
Depreciation and amortization
  expense                          816            737         466
Property dispositions during
  period                             (808)       --         --
Reductions during period (4)     (218)       (53)       --
                                        _______   ________  ________

Balance at end of period       $ 1,866   $ 2,076   $  1,392

(4) Reductions during 1996 reflect the offset of accumulated depreciation to the cost basis in establishing the new basis for Post Oak.

(5) Aggregate cost of real estate owned at December 31, 1996 for Federal income tax purposes was approximately $24,371.
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